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                                                                  Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of (i) the Registration Statement on Form S-8 (No. 2-63448), as amended April 3, 1992 pertaining to the Monthly Investment Plan for Employees of Savannah Foods & Industries, Inc., and (ii) the Registration Statement of Form S-8 (No. 2-94678), as amended October 18, 1994, pertaining to the Employee Retirement Savings Account Plan of Savannah Foods & Industries, Inc., of our report dated November 18, 1994, appearing on page 15 of this Form 10-K.

PRICE WATERHOUSE LLP

Savannah, Georgia
December 29, 1994



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